Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Financial Results for Fourth Quarter and Full-Year 2025
Achieves Record Membership of ~3.4 Million and Provides Full-Year 2026 Outlook Including More Than $18 Billion in Revenue

New York, NY, February 10, 2026 - Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR) announced today its financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was a reset year for the individual market, and we took decisive actions to return to profitability in 2026,” said Mark Bertolini, CEO of Oscar Health. “Our new suite of affordable products, agentic AI features, and exceptional member experience drove record-high membership – positioning us to achieve significantly improved financial performance in 2026. Oscar’s growth demonstrates consumers vote where they find value. We are creating a loyal customer base and building a healthcare market that serves the needs of all employers and consumers at every stage of life.”

Fourth Quarter and Full Year 2025 Financial Highlights

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$2,805,235	$2,392,436	$11,701,427	$9,177,564
Medical loss ratio	95.4%	88.1%	87.4%	81.7%
SG&A expense ratio	18.2%	19.5%	17.5%	19.1%
Earnings (loss) from operations	$(333,747)	$(147,731)	$(396,357)	$57,265
Net income (loss) attributable to Oscar Health, Inc.	$(352,611)	$(153,547)	$(443,151)	$25,432
Adjusted EBITDA (1)	$(307,782)	$(112,643)	$(279,811)	$199,234
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net income (loss), the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

	As of December 31,
Membership by Offering	2025	2024
Individual and Small Group	2,042,449	1,636,400
Cigna+Oscar (1)	—	40,570
Total Members (2)	2,042,449	1,676,970
(1) Represents total membership for our co-branded partnership with Cigna. We did not renew the Cigna+Oscar Small Group arrangement after its initial term ended on December 31, 2024.
(2) A member covered under more than one of our health plans counts as a single member for the purpose of this metric.

Oscar Health, Inc.
2026 Financial Guidance Summary

	Full Year 2026 Outlook
(in thousands, except percentages)	Low	High
Total Revenue (1)	$18.7 billion	$19.0 billion
Medical Loss Ratio (2)	82.4%	83.4%
SG&A Expense Ratio (3)	15.8%	16.3%
Earnings from Operations (4)	$250 million	$450 million
(1) Total revenue includes premium revenue (net of risk adjustment transfers), investment income, and other revenues. We believe total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.

(2) Medical loss ratio (MLR) is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premiums before ceded quota share reinsurance.

(3) The Selling, general, and administrative (SG&A) expense ratio is calculated as selling, general and administrative expenses as a percentage of total revenue (net of risk adjustment transfers). We believe the SG&A expense ratio is useful to evaluate our ability to manage our overall selling, general, and administrative cost base.

(4) Earnings from operations is the Company's total revenue less total operating expenses. We believe earnings (loss) from operations is an important primary metric for assessing operating performance.

Oscar Health, Inc.
News Release

Full Year 2025 Key Metrics and Non-GAAP Financial Metrics

•Total revenue was approximately $11.7 billion for the full year 2025 compared to $9.2 billion for the full year 2024. The increase was driven by higher membership, partially offset by an increase in the net risk adjustment transfer accrual.
•The medical loss ratio was 87.4% for the full year 2025 compared to 81.7% for the full year 2024. The increase was primarily driven by higher average market morbidity that resulted in an increase in the net risk adjustment transfer accrual, as well as higher utilization that was not fully offset by risk adjustment.
•The SG&A expense ratio was 17.5% for the full year 2025 compared to 19.1% for the full year 2024. The decrease was primarily due to greater fixed cost leverage, lower exchange fee rates, and disciplined cost management, partially offset by the impact of higher risk adjustment as a percentage of premium.
•Loss from operations was $396.4 million for the full year 2025 compared to earnings from operations of $57.3 million for the full year 2024. The decrease was primarily driven by higher average market morbidity that resulted in an increase in the net risk adjustment transfer accrual, as well as higher utilization that was not fully offset by risk adjustment.
•Net loss attributable to Oscar Health, Inc. was $443.2 million, or $(1.69) of diluted earnings per share, for the full year 2025 compared to net income attributable to Oscar Health, Inc. of $25.4 million, or $0.10 of diluted earnings per share, for the full year 2024.
•Adjusted EBITDA loss was $279.8 million for the full year 2025 compared to Adjusted EBITDA of $199.2 million for the full year 2024.

Revolving Credit Facility

On February 6, 2026, the Company entered into a $475 million secured three-year revolving credit facility.

“We took opportunistic steps to strengthen our balance sheet and optimize our capital structure,” said Scott Blackley, CFO of Oscar Health. “The transaction was well supported by a strong syndicate of top-tier banks and completed on favorable terms, further enhancing our balance sheet and providing additional flexibility to fuel long-term growth and accelerate consumer and employer adoption of the individual market.”

Oscar Health, Inc.
News Release

Quarterly Conference Call Details

Oscar will host a conference call to discuss its financial results today, February 10, 2026, at 8:00 a.m. (ET). Investors and other interested parties are invited to listen to the conference call by dialing 1-855-761-5600 and entering the following conference ID: 7768132. A live audio webcast will also be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including Total revenue, Medical loss ratio, SG&A expense ratio, Earnings (loss) from operations, and other financial performance metrics, and the related underlying assumptions, our business and financial prospects, including management’s plans and objectives for future operations, expectations and business strategy, such as our 2026 margins and profitability, and industry and market dynamics and expected trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential,” or “continues” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively (including our ability to successfully integrate strategic acquisitions); our ability to retain and expand our member base; our ability to accurately estimate our incurred medical expenses or overall market morbidity, or effectively manage our medical costs or related administrative costs; unanticipated results of, or changes to, risk adjustment programs or our estimates thereof; our ability to achieve or maintain profitability in the future; evolving federal or state laws or regulations (including any changes in the interpretation or enforcement of existing laws and regulations), including changes with respect to the Patient Protection and Affordable Care Act and any regulations enacted thereunder, the expiration or potential renewal of the enhanced Advanced Premium Tax Credits, the implementation of new program integrity rules, the potential funding of a cost-sharing reduction program, or other government actions, such as the imposition of tariffs; our ability to arrange for the delivery of quality care and maintain good relations with brokers and the physicians, hospitals, and other providers within and outside our provider networks; our ability to comply with ongoing, complex and evolving regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the regulation of health insurance markets in the United States; our, or any of our vendors’, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws, including as a result of our participation in government-sponsored programs; the ability of our health insurance and Health Maintenance Organization subsidiaries to make payments of dividends or distributions to us, including to fund our business strategy; our ability to utilize quota share reinsurance to meet our capital and surplus requirements and protect against downside risk on medical claims; adverse market conditions resulting in our investment portfolio suffering losses or reducing our ability to meet our financing needs; unfavorable or otherwise costly outcomes of lawsuits, audits, investigations, and other third party claims that may arise from the extensive laws and regulations to which we are subject; incurrence of data security breaches of our or our partners’ information and technology systems; heightened competition in the markets in which we participate; our ability to attract and retain qualified personnel; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; uncertainties associated with our utilization of certain artificial intelligence and machine learning models; and adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC, and our Annual Report on Form 10-K for the annual period ended December 31, 2025, to be filed with the SEC.

Oscar Health, Inc.
News Release

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

About Oscar Health

Oscar Health, Inc. (“Oscar”) is a leading healthcare technology company built around a full stack technology platform and a relentless focus on serving our members. We have been challenging the status quo in the healthcare system since our founding in 2012, and are dedicated to making a healthier life accessible and affordable for all. Oscar offers Individual & Family plans and health technology solutions that power the healthcare industry through +Oscar. Our technology drives superior experiences, deep engagement, and high-value clinical care, earning us the trust of approximately 2.0 million members, as of December 31, 2025.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Kristen Prestano
VP of Communications
press@hioscar.com

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release
Oscar Health, Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenue
Premium	$2,746,660	$2,345,204	$11,469,893	$8,971,259
Investment income	49,610	42,420	202,941	185,729
Other revenues	8,965	4,812	28,593	20,576
Total revenue	2,805,235	2,392,436	11,701,427	9,177,564
Operating Expenses
Medical	2,620,071	2,065,114	10,019,025	7,332,589
Selling, general, and administrative	511,031	465,820	2,049,867	1,755,565
Depreciation and amortization	7,880	9,233	28,892	32,145
Total operating expenses	3,138,982	2,540,167	12,097,784	9,120,299
Earnings (loss) from operations	(333,747)	(147,731)	(396,357)	57,265
Interest expense (income)	(1,097)	6,026	17,601	23,734
Other expenses (income)	20,031	(68)	23,339	105
Earnings (loss) before income taxes	(352,681)	(153,689)	(437,297)	33,426
Income tax expense (benefit)	(247)	(404)	5,606	7,305
Net income (loss)	(352,434)	(153,285)	(442,903)	26,121
Less: Net income attributable to noncontrolling interests	177	262	248	689
Net income (loss) attributable to Oscar Health, Inc.	$(352,611)	$(153,547)	$(443,151)	$25,432

Earnings (Loss) per Share
Basic	$(1.24)	$(0.62)	$(1.69)	$0.11
Diluted	$(1.24)	$(0.62)	$(1.69)	$0.10
Weighted Average Common Shares Outstanding
Basic	283,247	248,210	262,388	240,386
Diluted	283,247	248,210	262,388	265,853

Oscar Health, Inc.
News Release
Oscar Health, Inc.
Consolidated Balance Sheets
(unaudited)

(in thousands, except per share amounts)	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$2,774,151	$1,527,186
Short-term investments	1,216,461	624,461
Premiums and accounts receivable (net of allowance for credit losses of $7,226 and $31,300)	442,645	315,891
Risk adjustment transfer receivable	56,066	64,779
Reinsurance recoverable	99,750	291,537
Other current assets	24,331	21,320
Total current assets	4,613,404	2,845,174
Property, equipment, and capitalized software, net	88,350	66,793
Long-term investments	1,470,987	1,815,254
Restricted deposits	32,951	30,878
Other assets	119,719	82,397
Total assets	$6,325,411	$4,840,496

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$1,455,385	$1,356,730
Risk adjustment transfer payable	2,587,700	1,558,341
Unearned premiums	166,203	74,389
Accounts payable and other liabilities	649,720	432,428
Reinsurance payable	3,579	41,346
Total current liabilities	4,862,587	3,463,234
Long-term debt	430,095	299,555
Other liabilities	51,994	61,282
Total liabilities	5,344,676	3,824,071
Commitments and contingencies
Stockholders' Equity
Class A common stock ($0.00001 par value; 825,000 thousand shares authorized, 261,851 thousand and 214,974 thousand shares outstanding as of December 31, 2025 and 2024, respectively)	3	2
Class B common stock ($0.00001 par value; 82,500 thousand shares authorized, 35,838 thousand and 35,514 thousand shares outstanding as of December 31, 2025 and 2024, respectively)	—	—
Treasury stock (315 thousand shares as of December 31, 2025 and 2024)	(2,923)	(2,923)
Additional paid-in capital	4,256,972	3,869,617
Accumulated deficit	(3,294,434)	(2,851,283)
Accumulated other comprehensive income (loss)	18,030	(1,827)
Total Oscar Health, Inc. stockholders’ equity	977,648	1,013,586
Noncontrolling interests	3,087	2,839
Total stockholders’ equity	980,735	1,016,425
Total liabilities and stockholders' equity	$6,325,411	$4,840,496

Oscar Health, Inc.
News Release
Oscar Health, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$(442,903)	$26,121
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Deferred taxes	2,449	(2,338)
Net realized gain on sale of financial instruments	(1,339)	(23)
Depreciation and amortization expense	28,892	32,145
Amortization of debt issuance costs	1,630	778
Stock-based compensation expense	87,654	109,824
Net accretion of investments	(29,793)	(26,877)
Non-cash inducement payment for convertible note conversion	13,336	—
Change in provision for credit losses	(24,074)	(300)
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	(101,932)	(114,323)
Risk adjustment transfer receivable	8,714	(12,854)
Reinsurance recoverable	191,787	(50,343)
Other assets	(27,116)	(11,547)
Increase / (decrease) in:
Benefits payable	98,655	390,744
Unearned premiums	91,814	8,472
Premium deficiency reserve	—	(5,776)
Accounts payable and other liabilities	205,488	152,768
Reinsurance payable	(37,767)	(19,678)
Risk adjustment transfer payable	1,029,359	501,400
Net cash provided by operating activities	1,094,854	978,193
Cash Flows from Investing Activities:
Purchase of investments	(1,013,918)	(2,133,510)
Sale of investments	134,231	25,250
Maturity and paydowns of investments	670,724	744,794
Purchase of property, equipment and capitalized software	(36,372)	(27,897)
Change in restricted deposits	4,275	3,929
Net cash used in investing activities	(241,060)	(1,387,434)
Cash Flows from Financing Activities:
Proceeds from long-term debt	410,000	—
Payments of debt issuance costs	(22,902)	—
Inducement payment for convertible note conversion	(4,445)	—
Purchase of capped calls related to convertible notes	(34,440)	—
Tax payments related to net settlement of share-based awards	(4,035)	—
Proceeds from exercise of stock options	55,033	68,388
Net cash provided by financing activities	399,211	68,388
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	1,253,005	(340,853)
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,551,118	1,891,971
Cash, cash equivalents, restricted cash and cash equivalents—end of period	2,804,123	1,551,118
Cash and cash equivalents	2,774,151	1,527,186
Restricted cash and cash equivalents included in restricted deposits	29,972	23,932
Total cash, cash equivalents and restricted cash and cash equivalents	$2,804,123	$1,551,118
Supplemental Disclosures:
Interest payments	$12,783	$33,691
Income tax payments	$17,516	$674
Non-Cash Investing and Financing Activities:
Conversion of convertible notes into common stock	$283,336	$—

Oscar Health, Inc.
News Release
Key Operating and Non-GAAP Financial Metrics
We regularly review the following key operating and Non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Total Revenue
Total revenue includes premium revenue (net of risk adjustment transfers), investment income, and other revenues. We believe total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.

Medical Loss Ratio
Medical loss ratio (MLR) is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premium before ceded quota share reinsurance.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Medical	$2,620,071	$2,065,114	$10,019,025	$7,332,589
Less: Ceded quota share reinsurance claims (1)	—	849	—	(2,029)
Net claims before ceded quota share reinsurance (A)	$2,620,071	$2,064,265	$10,019,025	$7,334,618

Premium	$2,746,660	$2,345,204	$11,469,893	$8,971,259
Less: Ceded quota share reinsurance premiums (1)	—	984	—	(881)
Net premiums before ceded quota share reinsurance (B)	$2,746,660	$2,344,220	$11,469,893	$8,972,140
Medical Loss Ratio (A divided by B)	95.4%	88.1%	87.4%	81.7%
(1)Represents prior period development for claims and premiums, respectively, ceded to reinsurers pursuant to quota share treaties accounted for under reinsurance accounting, which are in runoff

SG&A Expense Ratio
The SG&A expense ratio reflects the Company’s selling, general, and administrative expenses, as a percentage of total revenue (net of risk adjustment transfers). We believe the SG&A expense ratio is useful to evaluate our ability to manage our overall selling, general, and administrative cost base.

Earnings (Loss) from Operations
Earnings (loss) from operations is the Company's total revenue less total operating expenses. We believe earnings (loss) from operations is an important primary metric for assessing operating performance.

Net Income (Loss) Attributable to Oscar Health, Inc.
Net income (loss) attributable to Oscar Health, Inc. is net earnings (loss) allocated to the Company after net income (loss) attributable to noncontrolling interests. It is a key indicator of the Company’s profitability and operational efficiency, allowing management to evaluate performance and make informed decisions on strategic planning, cost management, and resource allocation.

Oscar Health, Inc.
News Release

Adjusted EBITDA
Adjusted EBITDA is defined as Net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for stock-based compensation and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net income (loss), we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for, net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Net income (loss)	$(352,434)	$(153,285)	$(442,903)	$26,121
Interest expense (income)	(1,097)	6,026	17,601	23,734
Other expenses (income)	20,031	(68)	23,339	105
Income tax expense (benefit)	(247)	(404)	5,606	7,305
Earnings (loss) from operations	(333,747)	(147,731)	(396,357)	57,265
Depreciation and amortization	7,880	9,233	28,892	32,145
Stock-based compensation (1)	18,085	25,855	87,654	109,824
Adjusted EBITDA	$(307,782)	$(112,643)	$(279,811)	$199,234
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Additionally, these expenses are reported net of any stock-based compensation that has been capitalized for software development costs.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Quota share ceded premiums	$—	$50	$—	$(3,070)
Quota share ceded claims	—	(850)	—	2,029
Deposit Accounting impact, net of ceding commission	(12,842)	(14,103)	(48,053)	(53,376)
Experience refund	—	933	—	2,188
Net quota share impact	$(12,842)	$(13,970)	$(48,053)	$(52,229)

The Company records premium revenue net of reinsurance. The following table reconciles total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total premium revenue in the Consolidated Statements of Operations:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Direct policy premiums	$3,552,565	$2,750,027	$14,031,308	$10,292,125
Assumed premiums	266	46,438	46,568	219,572
Risk adjustment transfers	(803,301)	(449,327)	(2,596,833)	(1,526,448)
Reinsurance premiums ceded	(2,870)	(1,934)	(11,150)	(13,990)
Premium	$2,746,660	$2,345,204	$11,469,893	$8,971,259

The Company records medical expenses net of reinsurance recoveries. The following table reconciles total medical expenses to the amount presented in the Consolidated Statement of Operations:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Direct claims incurred	$2,661,203	$2,088,366	$10,118,434	$7,278,267
Ceded reinsurance claims	(43,186)	(68,309)	(144,151)	(159,132)
Assumed reinsurance claims	2,054	45,057	44,742	213,454
Medical expenses	$2,620,071	$2,065,114	$10,019,025	$7,332,589

The Company records selling, general and administrative ("SG&A") expenses net of reinsurance ceding commissions and assumed SG&A expenses. The following table reconciles total selling, general and administrative expenses to the amount presented in the Consolidated Statement of Operations:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Selling, general and administrative expenses, gross	$511,031	$466,580	$2,049,867	$1,755,942
Reinsurance ceding commissions	—	(760)	—	(377)
Selling, general, and administrative expenses	$511,031	$465,820	$2,049,867	$1,755,565

The Company classifies reinsurance recoverable within current assets on its Consolidated Balance Sheets. The composition of the reinsurance recoverable balance is as follows:

	As of December 31,
(in thousands)	2025	2024
Reinsurance premium and claim recoverables	$98,014	$288,878
Reinsurance ceding commissions	7,002	6,996
Experience refunds on reinsurance agreements	(5,266)	(4,337)
Reinsurance recoverable	$99,750	$291,537